UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549


                               FORM 8-K

                            CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported):  April 1, 2005

                        ADM TRONICS UNLIMITED, INC.
          (Exact name of registrant as specified in its charter)


          Delaware            000-17629                22-1896032
       (State or other       (Commission              (IRS Employer
        jurisdiction of       File Number)            Identification
        incorporation)                                     No.)



             224-S Pegasus Avenue, Northvale, New Jersey 07647
            (Address of principal executive offices) (Zip Code)


                           (201) 767-6040
                   Registrant's Telephone Number


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]	Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)
[  ] 	Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] 	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).














Item 1.01. 	Entry into a Material Definitive Agreement.

On April 1, 2005, Ivivi Technologies, Inc. ("Ivivi"), a majority-owned subsidiary of ADM Tronics Unlimited, Inc. (the "Company"), entered into an agreement (the "Agreement") with Global Medical, L.L.C. ("Global") pursuant to which Global shall provide to Ivivi certain managerial services (the "Services") with respect to the medical devices and products manufactured, distributed, sold or rented by Ivivi (the "Ivivi Products"). The Services include, among others, marketing and promotion of the Ivivi Products; management and support of Ivivi's outside sales force; customer service and support; warehousing, packaging, shipment, delivery, distribution and tracking of the Ivivi Products; biomedical service, preventative maintenance and other repair/refurbishment of the Ivivi Products; invoicing and collections; training of customers, caregivers and distributors and other outside sales personnel; tracking of trial evaluations and demonstrations of the Ivivi Products; and data-gathering and reporting for regulatory compliance purposes.

Under the terms of the Agreement, as compensation for the Services, Ivivi shall pay Global: (i) $45,000 each month during the term of the Agreement (prorated for each partial calendar month during the term of the Agreement); and (ii) an amount equal to 18% of the aggregate amount invoiced by Global (net of taxes, returns and adjustments) on behalf of and in the name of Ivivi, for the sale or rental of Ivivi Products during the preceding month ("Percentage Payments"); provided, however, that if any additional personnel (beyond the amount designated in the Agreement) hired to perform the Services becomes an employee of Ivivi, the amount of the Percentage Payments with respect to invoices from accounts within territories covered by such additional personnel shall be reduced to 5%.

Subject to the terms and conditions of the Agreement, during the two-year period commencing on October 1, 2005 and ending on October 1, 2007, Ivivi shall have the right (but not the obligation) to purchase some or all of the assets of Global that are utilized in the performance of the Services (the "Acquisition") in exchange for: (i) Ivivi's assumption of the on-going salary obligations (exclusive of previously granted but not yet paid bonuses or other incentive compensation) of the Global personnel performing the Services who will thereafter become employees of Ivivi; and (ii) Ivivi's grant to Global of equity securities of Ivivi. Under the terms of the Agreement, if Ivivi exercises its right with respect to the Acquisition pursuant to the terms and conditions thereof, Ivivi and Global shall use their good faith best efforts to consummate the Acquisition in a timely fashion.

Simultaneously with the execution of the Agreement, the parties entered into a shared revenue agreement, pursuant to which Ivivi granted Global certain rights to rent or sell the Ivivi Products in the State of Maryland, portions of Northern Virginia and the District of Columbia.

The term of the Agreement is two years commencing on April 1, 2005, which term shall renew for successive one-year terms if mutually agreed in writing by the parties. The Agreement contains additional provisions including, but not limited to, provisions relating to indemnification, insurance, confidentiality, restrictive covenants and non-disparagement.

The description of the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended March 31, 2005.



                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               ADM Tronics Unlimited, Inc.
                                                By:  /s/ Andre' DiMino
                                              Name:      Andre' DiMino
                                             Title:      President

Dated: April 6, 2005